Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-164606 of Mead Johnson Nutrition Company on Form S-8 of our report dated June 26, 2012 appearing in this Annual Report on Form 11-K of the Mead Johnson & Company Retirement Savings Plan for the year ended December 31, 2011.

/s/ Blackman Kallick, LLP
Chicago, Illinois

June 26, 2012